POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, BENHAM TARGET MATURITIES TRUST, hereinafter called the "Trust" and certain trustees and officers of the Trust, do hereby constitute and appoint James M. Benham, James
E. Stowers, III, William M. Lyons, Douglas A. Paul, and Patrick A. Looby, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and / or the Investment Company Act of 1940, as amended, and any rules, regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and / or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such trustees and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and / or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Trust has caused this Power to be executed by its duly authorized officers on this the 21st day of August, 1995.

                           BENHAM TARGET MATURITIES TRUST
                           (A Massachusetts Business Trust)

                           By:      /s/John T. Kataoka
                                    John T. Kataoka, President


/s/James M. Benham                          /s/Ezra Solomon
James M. Benham                             Ezra Solomon
Chairman                                    Trustee

/s/Ronald J. Gilson                         /s/Isaac Stein
Ronald J. Gilson                            Isaac Stein
Trustee                                     Trustee

/s/Myron S. Scholes                         /s/Jeanne D. Wohlers
Myron S. Scholes                            Jeanne D. Wohlers
Trustee                                     Trustee

/s/Kenneth E. Scott                         /s/James E. Stowers, III
Kenneth E. Scott                            James E. Stowers, III
Trustee                                     Trustee


                                            /s/Maryanne Roepke
                                            Maryanne Roepke
                                            Treasurer

Attest:

By:      /s/Douglas A. Paul
         Douglas A. Paul, Secretary